Exhibit 99.1

Reed’s Reports First Quarter 2026 Results

Management Team to Host Conference Call Tomorrow at 8:30 a.m. ET

Norwalk, CT, (May 12, 2026) – Reed’s, Inc. (NYSE American: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, today announced financial results for the three months ended March 31, 2026.

Q1 2026 Financial Highlights (vs. Q1 2025):

●	Net sales were $7.1 million compared to $10.0 million.
●	Gross profit was $0.7 million compared to $3.4 million, with gross margin of 10% compared to 34%.
●	Delivery and handling costs were $2.57 per case compared to $3.17 per case.
●	Selling, general and administrative expenses were $5.8 million compared to $3.5 million.
●	Net loss was $6.5 million compared to $2.0 million.
●	EBITDA[1] was $(6.2) million compared to $(1.7) million.

Neal Cohane, Reed’s interim CEO stated, “We believe Reed’s operating performance in Q1 should not be viewed as indicative of our expected performance for the balance of the year. Several factors contributed to the quarter’s results, many of which we believe are transitional and are already being addressed through corrective actions initiated early in 2026.”

Key factors impacting Q1 2026 performance included inventory rationalization activities associated with discontinued, underperforming, and aged SKUs, elevated SG&A expenses related to prior commercial growth initiatives, softer sales execution across certain retail channels, and gross margin pressure driven by higher input and wholesale costs. Sales performance during the quarter was also impacted by transitions within portions of the Company’s packaging portfolio, certain can format changes, lower promotional trade activity, and reduced shelf placements for select Reed’s and Virgil’s SKUs at key retail accounts. In addition, inconsistent engagement across portions of the Company’s distributor and retail network contributed to weaker commercial execution during the quarter.

1 EBITDA is a non-GAAP financial measure. Definition of the non-GAAP measure used by Reed’s and a reconciliation of such measure to the related GAAP financial measure can be found under the sections below titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure.”

Beginning early in Q1 2026, Reed’s management initiated a series of corrective actions intended to stabilize the business, improve execution, and position the Company for profitable growth:

●	Increased engagement with key retail and distribution partners to strengthen customer relationships, support expanded SKU placements, and increase promotional activity across key accounts.
●	Enhanced inventory management processes and controls while continuing efforts to optimize the Company’s product portfolio and working capital position through the rationalization of low-margin and underperforming inventory.
●	Adjusted previously planned discontinuation efforts involving certain Reed’s and Virgil’s heritage glass bottle products and Virgil’s ZERO sugar offerings following retailer and consumer feedback.
●	Expanded retail media and e-commerce initiatives across key e-commerce platforms such as Instacart, Walmart.com, Albertsons.com and Kroger.com, among others.
●	Restructured Amazon fulfillment operations by exiting certain warehouse agreements and partnering with a leading Amazon marketplace operator to improve profitability and operating efficiency.
●	Implemented targeted reductions in headcount and marketing-related SG&A expenses and postponed certain planned brand restage initiatives as part of broader cost optimization efforts.
●	Expanded national sales capabilities through a new agency partnership with one of the nation’s largest commission-based sales agencies designed to increase retail coverage and improve in-market execution across key channels. This partnership immediately expanded Reed’s retail coverage and field presence with more than 80 sales professionals.
●	Conducted a comprehensive review of product-level profitability, pricing architecture, and supply chain initiatives intended to improve gross margins, operating efficiency, and working capital management.
●	Appointed Damian Warshall as Chief Operating Officer to support the execution of these operational and commercial initiatives. Damian has a history with Reed’s and the Company believes his operational experience positions him well to lead this next phase of operational and commercial execution.

Cohane added, “As interim CEO, my immediate priority is to strengthen the business, improve execution, and reinforce confidence across all aspects of the organization. While our first quarter results were below our expectations, we have moved quickly and decisively to address key operational and commercial areas of focus, strengthen customer and distributor relationships, streamline our cost structure, and increase focus on profitability. We believe Reed’s and Virgil’s remain highly recognizable brands with strong consumer awareness and significant untapped potential in both retail and e-commerce channels. We believe the actions taken over the past several months are laying the foundation for improved execution, stronger margins, and renewed topline momentum as we move through 2026. Although there is still substantial work ahead, I am encouraged by the early progress we are seeing across the business and believe these efforts will help reposition Reed’s for long-term sustainable growth and shareholder value creation.”

First Quarter 2026 Financial Results

During the first quarter of 2026, net sales were $7.1 million, compared to $10.0 million in the prior year period. The decrease was primarily driven by lower volumes with recurring national customers and higher promotional and other allowances.

Gross profit for the first quarter of 2026 was $0.7 million, compared to $3.4 million in the prior year period. Gross margin was 10% compared to 34% in the prior year period. The decrease in gross margin was primarily driven by liquidation of select slow-moving product and inventory write-offs related to changes in product portfolio optimization.

Delivery and handling costs decreased by 31% to $1.1 million during the first quarter of 2026 compared to $1.6 million in the first quarter of 2025, primarily driven by continued improvements in logistics efficiency and freight optimization. Delivery and handling costs were 16% of net sales, or $2.57 per case, compared to 16% of net sales, or $3.17 per case, during the same period last year.

Selling, general and administrative expenses were $5.8 million, compared to $3.5 million in the prior year period. The increase was primarily driven by investments in personnel, marketing and related services to support the Company’s Asia growth initiative.

Net loss during the first quarter of 2026 was $6.5 million, or $(0.55) per share, compared to a net loss of $2.0 million, or $(0.27) per share, in the prior year period.

EBITDA1 was $(6.2) million in the first quarter of 2026 compared to $(1.7) million in the year-ago period.

Liquidity and Cash Flow

For the first quarter of 2026, cash used in operations was $5.8 million compared to cash used of $5.4 million in the year-ago period.

As of March 31, 2026, the Company had approximately $4.6 million of cash and $9.2 million of total debt net of deferred financing fees. This compares to $10.4 million of cash and $9.2 million of total debt net of deferred financing fees at December 31, 2025.

Conference Call

The Company will conduct a conference call tomorrow, May 13, 2026, at 8:30 a.m. Eastern time to discuss its results for the three months ended March 31, 2026.

Reed’s leadership team will host the conference call, followed by a question-and-answer period.

Date: Wednesday, May 13, 2026

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 88557

Webcast: Reed’s Q1 2026 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Non-GAAP Financial Measures

In addition to our U.S. GAAP results, we present EBITDA as a supplemental measure of our performance. However, EBITDA is not a recognized measurement under U.S. GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define EBITDA as net income (loss), plus interest expense, tax expense, and depreciation and amortization.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with U.S. GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements. These forward- looking statements may be identified by terms such as “believe,” “expect,” “intends,” “outlook,” “may,” “will” and similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the Company’s expectations relating to its business strategy, growth initiatives, operational improvements, and the impact of recent leadership changes, including the Company’s belief that its first quarter results are not indicative of future performance and that its corrective efforts will help reposition the Company for long-term sustainable growth and shareholder value creation. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: inventory shortages; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third party co-packers meeting contractual commitments; risks related to our business expansion and international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight; protection of intellectual property; competition; general political or destabilizing events; general economic conditions; the effect of evolving domestic and foreign government regulations; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on March 25, 2026, which will be available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31, 2026	March 31, 2025
Net Sales	$7,142	$10,029

Cost of goods sold	5,707	6,526
Cost of discontinued inventory	738	101
Total cost of goods sold	6,445	6,627

Gross profit	697	3,402

Operating expenses:
Delivery and handling expense	1,120	1,627
Selling and marketing expense	1,747	1,502
General and administrative expense	4,045	2,015
Total operating expenses	6,912	5,144

Loss from operations	(6,215)	(1,742)

Other expense	(45)	-
Interest expense, net	(204)	(289)

Net loss	$(6,464)	$(2,031)

Net loss per share – basic and diluted	$(0.55)	$(0.27)

Weighted average number of shares outstanding – basic and diluted	11,820,429	7,561,875

REED’S, INC,

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash	$4,580	$10,424
Accounts receivable, net of allowance of $982 and $980, respectively	2,912	2,317
Inventory, net	8,048	8,046
Prepaid expenses and other current assets	1,307	673
Total current assets	16,847	21,460

Property and equipment, net of accumulated depreciation of $827 and $785, respectively	1,189	1,231
Intangible assets	650	650
Total assets	$18,686	$23,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,062	$3,496
Accrued expenses	878	669
Deferred revenue	17	-
Senior secured loan, net of deferred financing costs of $45 and $68, respectively	9,205	9,182
Current portion of lease liabilities	33	40
Total current liabilities	15,195	13,387

Lease liabilities, less current portion	799	803
Total liabilities	15,994	14,190

Commitments and Contingencies	-	-

Stockholders’ equity:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 11,820,429 and 11,820,429 shares issued and outstanding, respectively	5	5
Additional paid in capital	176,788	176,783
Accumulated deficit	(174,195)	(167,731)
Total stockholders’ equity	2,692	9,151
Total liabilities and stockholders’ equity	$18,686	$23,341

REED’S, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

(Amounts in thousands)

	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(6,464)	$(2,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	30	41
Amortization of debt discount	23	95
Fair value of vested options	5	47
Allowance for estimated credit losses	982	980
Discontinued inventory	738	101
Lease liabilities	(11)	17
Changes in operating assets and liabilities:
Accounts receivable	(1,577)	(1,330)
Inventory	(740)	(4,320)
Prepaid expenses and other assets	(634)	(293)
Decrease in right of use assets	12	12
Accounts payable	1,566	989
Accrued expenses	209	330
Deferred revenue	17	-

Net cash used in operating activities	(5,844)	(5,362)
Cash flows from investing activities:
Trademark costs	-	(1)
Purchase of property and equipment	-	(73)
Net cash used in investing activities	-	(74)
Cash flows from financing activities:
Payment of cost recorded as debt discount	-	(18)
Amounts from former related party, net	-	(75)
Net cash used in financing activities	-	(93)

Net decrease in cash	(5,844)	(5,529)
Cash at beginning of period	10,424	10,391
Cash at end of period	$4,580	$4,862

Supplemental disclosures of cash flow information:
Cash paid for interest	$185	$199

REED’S, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURE TO NON-GAAP FINANCIAL MEASURE

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

(Amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(6,464)	$(2,031)

EBITDA adjustments:
Interest expense	204	289
Depreciation and amortization	42	53
Total EBITDA adjustments	$246	$342

EBITDA	$(6,218)	$(1,689)